Exhibit 16.1

KWCO, PC

Certified Public Accountants

1931 E. 37th Street, Suite 7	2626 Royal Circle
Odessa, Texas 79762	Kingwood, Texas 77339
(432) 363-0067	(281) 359-7224
Fax (432) 363-0376	Fax (281) 359-7112

April 15, 2013

Securities and Exchange Commission

Washington, DC 20549

Dear Sirs:

I have read the information, included in Form 8-K dated April 15, 2013, Items 4.01 (a), i, ii, iii, iv and v and we are in agreement with the information set forth there in.

I have no knowledge of the information included in Item 4.01 (b) i and ii.

Respectfully yours,

/s/ KWCO, PC

KWCO, PC